UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2008

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Consulting Agreements

On July 1, 2008, Oramed Ltd., an Israeli subsidiary of Oramed Pharmaceuticals Inc. (the “Company”), entered into a consulting agreement with KNRY Ltd. (“KNRY”), an Israeli company owned by Nadav Kidron, whereby Mr. Nadav Kidron, through KNRY, will provide services as President and Chief Executive Officer of both the Company and Oramed Ltd. (the “Nadav Kidron Consulting Agreement”). Additionally, on July 1, 2008, Oramed Ltd. entered into a consulting agreement with KNRY whereby Dr. Miriam Kidron, through KNRY, will provide services as Chief Medical and Technology Officer of both the Company and Oramed Ltd. (the “Miriam Kidron Consulting Agreement” and together with the Nadav Kidron Consulting Agreement, the “Consulting Agreements”). The Consulting Agreements replace the existing Employment Agreements entered into between the Company and KNRY, dated as of August 1, 2007, pursuant to which Nadav Kidron and Miriam Kidron, respectively, currently provide services to the Company.

The Consulting Agreements are both terminable by either party upon 60 days prior written notice. The Consulting Agreements provide that KNRY (i) will be paid, under each of the Consulting Agreements, in New Israeli Shekels (“NIS”) a gross amount of NIS50,400 + Value-Added-Tax per month and (ii) will be reimbursed for reasonable expenses incurred in connection with performance of the Consulting Agreements.

Pursuant to the Consulting Agreements, KNRY, Nadav Kidron and Miriam Kidron each agree that during the term of the Consulting Agreements and for a 12 month period thereafter, none of them will compete with Oramed Ltd. nor solicit employees of Oramed Ltd.

The preceding is qualified in its entirety by reference to the Consulting Agreements that our filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

2008 Stock Incentive Plan

On April 27, 2008, the Board of Directors of the Company adopted the Oramed Pharmaceuticals Inc. 2008 Stock Incentive Plan (the “2008 Plan”) and directed that it be submitted to the shareholders of the Company for approval at its next annual meeting of shareholders.

The Board has reserved 8,000,000 shares of the Company’s common stock for issuance, in the aggregate, under the Plan, subject to adjustment for a stock split or any future stock dividend or other similar change in our common stock or our capital structure.

The Plan provides for the grant of stock options, restricted stock, restricted stock units and stock appreciation rights, collectively referred to as “awards.” Stock options granted under the Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or a parent or subsidiary of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. The Plan is also in compliance with the provisions of the Israeli Income Tax Ordinance New Version, 1961 (including as amended pursuant to Amendment 132 thereto) (the “Tax Ordinance”) and is intended to enable us to grant awards to grantees who are Israeli residents as follows: (i) awards to employees pursuant to Section 102 of the Tax Ordinance (applicable only to employees, office holders and directors of our company or a related entity excluding those who are considered “Controlling Shareholders” pursuant to Section 32(9) of the Tax Ordinance); and (ii) awards to non-employees pursuant to Section 3(i) of the Tax Ordinance.

The Board of Directors or a committee designated by the Board, referred to as the “plan administrator,” will administer the Plan, including selecting the grantees, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award, and determining the vesting and exercise periods of each award.

The preceding is qualified in its entirety by reference to the 2008 Plan that is filed with this Current Report on Form 8-K as Exhibits 10.3 and is incorporated by reference herein.

2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the 2008 Plan, on May 7, 2008 the Company issued Awards of non-qualified stock options to Nadav Kidron, the Company’s President, Chief Executive Officer and a director, and Miriam Kidron, the Company’s Chief Medical and Technology Officer and a director. For Israeli taxation purposes, such awards will be governed by Section 3(i) of the Tax Ordinance. Pursuant to their Awards, Nadav Kidron and Miriam Kidron were each granted 864,000 options at an exercise price of $0.54 per share, the closing price on the date of the Awards. 144,000 of the options under each Award vested immediately on the date of the Awards and 36,000 options vest on the last day of each month thereafter.

The preceding is qualified in its entirety by reference to the Form of Notices of Stock Option Awards and Stock Option Award Agreements that is filed with this Current Report on Form 8-K as Exhibits 10.4 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1	Consulting Agreement by and between Oramed Ltd. and KNRY, Ltd. entered into as of July 1, 2008 for the services of Nadav Kidron
10.2	Consulting Agreement by and between Oramed Ltd. and KNRY, Ltd. entered into as of July 1, 2008 for the services of Miriam Kidron
10.3	Oramed Pharmaceuticals Inc. 2008 Stock Incentive Plan
10.4	Form of Notice of Stock Option Award and Stock Option Award Agreement

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

Dated: July 1, 2008	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director

4